Exhibit (a)(1)(F)

NOTICE OF WITHDRAWAL OF TENDER FOR INDIVIDUAL INVESTORS

(but not for Brokers, Dealers, Banks, Trust Companies and other Nominees and DTC Participants )

Regarding Shares of

SUNLINK HEALTH SYSTEMS, INC.

Tendered Pursuant to the Offer to Purchase dated January 10, 2017, as may be supplemented or amended from time to time

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED, EITHER BY OVERNIGHT COURIER, MAIL OR FACSIMILE, BY 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 8, 2017, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

Pursuant to the Offer to Purchase, dated January 10, 2017 and the accompanying Letter of Transmittal (as each may be supplemented or amended from time to time, collectively, the “Offer”), SunLink Health Systems, Inc., an Ohio corporation (the “Company”), offered to purchase up to 3,000,000 of its common shares, no par value per share (the “Shares”), at a purchase price of $1.50 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of your Shares) and you have previously properly tendered your Shares by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have tendered Shares through The Depository Trust Company’s Automated Tender Offer Program transfer procedures described Section 3 of the Offer to Purchase.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, OVERNIGHT COURIER, OR A MANUALLY SIGNED FACSIMILE TRANSMISSION, TO THE FOLLOWING ADDRESS:

American Stock Transfer & Trust Company, LLC

If delivering by first class, registered or certified mail:	If delivering by hand or courier (until 5:00 P.M. New York City Time on February 8, 2017):

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Facsimile: (718) 234-5001

For Confirmation Only, Telephone:

(877) 297-1747

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, dated                      2017, for account number                     .

The Shares withdrawn pursuant to this Notice of Withdrawal consist of:

                     Number of the undersigned Shares tendered at $1.50 per share

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

SIGNATURE(S) TO NOTICE OF WITHDRAWAL:

Authorized Signature:

Date (mm/dd/yyyy):

Name (Please print):

Authorized Co-Signature (if applicable):

Date (mm/dd/yyyy):

Name (Please print):

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